January 30, 2013

Shad Stastney

445 Park Avenue, 16th Floor

New York, NY 10022

Dear Shad:

Infusion Brands, Inc. is pleased to offer you the position of Chairman and Chief Strategy Officer, based in our Clearwater, Florida location. This employment will become effective upon your acceptance of this offer and completion of a satisfactory background check, as per company policy. Your anticipated start date is on or before Friday, February 1, 2013.

•	Your base compensation will be $175,000/annum, but accrued only, and not payable until the latter of (i) 1/1/2014, or (ii) the date INBI’s obligation to Vicis is fully redeemed.
•	Your responsibilities include but are not limited to:
o	Strategic Direction & Biz Development
o	Investor Relations & SEC Reporting/Audit
o	Acting Legal Advisor
•	Infusion Brands common stock options will be recommended and awarded no later than (i) 1/1/2014, or (ii) the date INBI’s obligation to Vicis is fully redeemed.
•	Your engagement with INBI is at-will and is for no specific period of time. Both you and Company have the right to terminate your employment with Company at any time, for any reason or no reason, with or without cause. This is the full and complete understanding between you and the Company regarding this term, and no employee or representative of the Company, other than the Chairman and CEO, has any authority to enter into any agreement to the contrary. Any such agreement must be in writing and signed by you and the Chairman and CEO.

Company Policies are outlined in the Infusion Brands Employee Guidebook, which you will receive upon acceptance of this offer. Your engagement will also be subject to your acceptance of the terms and conditions and execution of the NDA/NC Agreement.

Infusion Brands, Inc. has been strongly recognized by the industry, its customers and partners. We welcome you to our team in creating a world class organization, and look forward to a mutually rewarding relationship.

14375 Myerlake Circle, Clearwater, FL 33760

Phone: 727-230-1031 FAX: 727-230-1032

http://www.InfusionBrands.com

Please sign and date this letter, indicating your acceptance, and return it to me no later than 6:00 PM EST on Friday, February 1, 2013.

Best Regards,

/s/ Lisa D. Martinez

Lisa D. Martinez

VP of Human Resources

I accept this offer after reviewing and fully understanding the terms and conditions of the offer for engagement with Infusion Brands, Inc.

/s/ Shad Stastney

Signature

Shad Stastney
Print Name

February 18, 2013
Date

14375 Myerlake Circle, Clearwater, FL 33760

Phone: 727-230-1031 FAX: 727-230-1032

http://www.InfusionBrands.com